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                                                                 EXHIBIT I

                                 AMENDMENT NO. 1
                                       TO
                       SCHEDULE 13D GROUP FILING AGREEMENT

               AMENDMENT NO. 1 TO SCHEDULE 13D GROUP FILING AGREEMENT (this "Amendment"), made as of this 17th day of October, 1996, by and among Somerset Drilling Associates, L.L.C., a Delaware limited liability company ("Somerset"), Somerset Capital Partners, a New York general partnership and the managing member of Somerset ("SCP"),Thomas H. O'Neill, Jr., an individual ("O'Neill"), Steven A. Webster , an individual ("Webster") and William R. Ziegler, an individual ("Ziegler", and together with Somerset, S.P., O'Neill and Webster, the "Somerset Group"), Roy T. Oliver, Jr., an individual ("Oliver"), U.S. Rig and Equipment, Inc., an Oklahoma corporation ("USRE"), Mike Mullen Energy Equipment Resource, Inc., a Texas corporation ("EER"), GCT Investments, Inc., a Texas corporation ("GCT"), La Patagonia Offshore Inc., a Texas corporation ("LPO") and Mike L. Mullen, an individual ("Mullen", and together with Oliver, USRE, EER, GCT and LPO, the "Mullen/Oliver Group") and Norex Drilling Ltd., a Bermuda corporation ("Norex Drilling"), Norex Industries, Inc., a Cayman Islands company ("NXA"), Kristian Siem, an individual ("Siem") and Frank Capstick, an individual ("Capstick", and together with Norex Drilling, NXA and Siem, the "Drilling Group") (each of the foregoing members of the Somerset Group, the Mullen/Oliver Group and Norex Drilling are hereinafter sometimes referred to individually as a "Reporting Person" and collectively as the "Reporting Persons").
               WHEREAS, each of Somerset, SCP, O'Neill, Webster, Ziegler, Oliver, USRE, EER, GCT, Mullen, PRD Rig Partnership 1995, Ltd., a Texas limited partnership ("PRD"), EER National 78 Partnership, Ltd., a Texas limited partnership ("N78"), Norex Drilling, Pronor

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Holdings Ltd., a British Virgin Island corporation ("Pronor"), Prosperity
Investments, Inc., a British Virgin Islands company ("Prosperity"), Siem and Capstick (collectively, the "Initial Reporting Persons") are signatories to that certain Schedule 13D Group Filing Agreement made as of August 27, 1996 (the "Initial Group Filing Agreement") that was entered into in connection with a certain an initial statement, on Schedule 13D, with respect to the beneficial ownership of shares of common stock of DI Industries, Inc., a Texas corporation (the "Corporation") that was jointly filed by such Initial Reporting Persons with the Securities and Exchange Commission (the "Commission") on September 9, 1996 (the "Initial Statement");
               WHEREAS, the Initial Reporting Persons were either (i) parties (the "Initial Shareholders") to a certain Shareholders Agreement dated May 7, 1996, and amended as of June 11, 1996, but effective as of the effective date of the Mergers (as amended, the "Shareholders Agreement"), which provides, among other things, for certain agreements with respect to the transfer and the voting of shares of the Corporation owned or to be owned by the Initial Shareholders or
(ii) indirect beneficial owners (the "Initial Indirect Beneficial Owners") of shares of the Corporation subject to the terms and conditions of the Shareholders Agreement;
               WHEREAS, the Initial Reporting Persons entered into the Initial Group Filing Agreement and jointly filed the Initial Statement because by virtue of certain provisions of the Shareholders Agreement, such Initial Reporting Persons may have been deemed a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated by the Commission;
               WHEREAS, as a result of the consummation of various transactions involving shares of common stock of the Corporation after the date of the filing of the Initial Statement (collectively, the "Transactions"), (i) (A) each of Pronor, PRD and N78 ceased to be a record or


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direct beneficial owner, and Prosperity ceased to be an indirect beneficial owner, of any shares of common stock of the Corporation, and (B) in accordance with the provisions of Section 6 of the Initial Group Filing Agreement, upon the filing with the Commission of an amendment to the Initial Statement disclosing that each of such Initial Reporting Persons ceased to be a member of the Group, the terms and conditions of the Initial Group Filing Agreement will terminate with respect to each such Initial Reporting Person and (ii) (A) LPO became the record and direct beneficial owner of certain shares of common stock of the Corporation that remain subject to the terms and conditions of the Shareholders Agreement and (B) in accordance with the provisions of Section 9 of the Initial Group Filing Agreement, upon the transfer to LPO of shares of common stock subject to the terms and conditions of the Shareholders Agreement, LPO became bound by the terms and conditions of the Initial Group Filing Agreement and obligated to execute and deliver a joinder to the Initial Group Filing Agreement with respect thereto;
               WHEREAS, the Reporting Persons desire to (i) amend the terms of the Initial Group Filing Agreement to disclose (A) the release of each of Pronor, Prosperity, PRD and N78 from the terms and conditions thereof and (B) the joinder of LPO as a Shareholder, Reporting Person and member of the "Group" thereunder, and (ii) to provide for the execution and filing of an Amendment No. 1 to the Initial Statement to reflect the foregoing and any other changes in the beneficial ownership of shares of common stock of the Corporation by the reconstituted "group" since the date of the filing of the Initial Statement as is required to be disclosed under Section 13(d) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder, and to otherwise confirm their respective authorizations, covenants and obligations under the Initial Group Filing Agreement, inclusive of the grant of a power of attorney with


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respect to the preparation, execution and filing of such required Amendment
No. 1 to the Initial Statement and any and all subsequent amendments thereto.
               NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereto, each intending to be legally bound, hereby agree as follows:
               I.     Amendments.
               1. Joinder of LPO. LPO does hereby expressly acknowledge and agree that (i) it (A) has been given a copy of the Initial Group Filing Agreement, (B) has had ample opportunity to review, and is thoroughly familiar with, the terms and provisions thereof, and (C) understands the covenants and obligations of the Reporting Persons thereunder and (ii) as the transferee of certain shares of common stock of the Corporation that are the subject of the terms and conditions of the Shareholders Agreement, it may be deemed a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated by the Commission thereunder that is comprised of the shareholders signatory to the Shareholders Agreement and any other indirect beneficial owners of the shares subject thereto and is therefore fully bound by all of the terms and conditions of the Initial Group Filing Agreement, including, without limitation, (A) the agreement under Section 2 thereof to join in the joint filing of (x) an Amendment No. 1 to the Initial Statement to disclose, among other things, LPO's beneficial ownership of shares of common stock of the Corporation and its status as a Reporting Person and (y) any and all such other amendments to such Initial Statement as may be required under applicable law, (B) the constitution and appointment under Section 3 thereof of each of Edwin T. Markham and Marybeth Riordan, acting singly, as its true and lawful attorney-in-fact, with full power of substitution and revocation, to prepare, execute and file on behalf of LPO, as a member of the Group, the aforementioned Amendment No. 1 to Initial


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Statement and any and all subsequent Amendments thereto and (C) the covenants contained in Section 5 thereof with respect to the provision and review of information and documentation required to be disclosed in such Amendment No. 1 to Initial Statement and any and all subsequent Amendments thereto and notification of any material changes with respect thereto.
               2. Release of Parties. In accordance with the provisions of
Section 6 of the Initial Group Filing Agreement, effective upon the filing with the Commission of an amendment to the Initial Statement disclosing in Item 5(e) thereof the effective date that each of Pronor, Prosperity, PRD and N78 ceased to the beneficial owner of any shares of common stock of the Corporation, and therefore a member of the Group, the terms and conditions of the Initial Group Filing Agreement shall terminate with respect to each of Pronor, Prosperity, PRD and N78 and each such Initial Reporting Person shall be deemed released from the provisions thereof.
               3. Definitions. As of the date hereof, the defined terms "Shareholders" and "Indirect Beneficial Owners", as used in the Initial Group Filing Agreement shall include and exclude, as the case may be, the following persons: (i) the term "Shareholders" shall include Somerset, SCP, Oliver, USRE, Mullen, EER, GCT, LPO and Norex Drilling and shall not include Pronor; and the term "Indirect Beneficial Owner" shall include O'Neill, Webster, Ziegler, NXA, Siem and Capstick and shall not include PRD, N78 or Prosperity.
               II.    General.
               1. Capitalized Terms. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Initial Group Filing Agreement.
               2. Confirmation of Initial Group Filing Agreement. Except to the extent expressly modified by the amendments set forth above in Article I of this Amendment, the Initial Group Filing Agreement shall remain in full force and effect in accordance with its terms. By


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way of example and not limitation, each of the undersigned Reporting Persons expressly consents to the preparation, execution and group filing of the Amendment No. 1 to Initial Statement and confirms his or its constitution and appointment of each of Edwin T. Markham and Marybeth Riordan, acting singly, as his or its true and lawful attorney-in-fact, with full power of substitution and revocation, to prepare, execute and file on behalf of the undersigned, as a member of the Group, the Amendment No. 1 to the Initial Statement and any and all subsequent Amendments thereto.
               3. Counterparts. This Amendment may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.



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               IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date and year first above written.

                                            SOMERSET GROUP:
254 Franklin Street                         SOMERSET DRILLING ASSOCIATES, L.L.C.
Buffalo, New York 14202                     By:  Somerset Capital Partners, its
Telephone No.:  (716) 842-0711                   Managing Member
Telefax No.:  (716) 842-2514

                                            By:/s/ WILLIAM R. ZIEGLER
                                               William R. Ziegler, Partner



254 Franklin Street                         SOMERSET CAPITAL PARTNERS
Buffalo, New York 14202
Telephone No.:  (716) 842-0711
Telefax No.:  (716) 842-2514                By: /s/ WILLIAM R. ZIEGLER
                                               William R. Ziegler, Partner



254 Franklin Street                         /s/ THOMAS H. O'NEILL, JR.
Buffalo, New York 14202                     Thomas H. O'Neill, Jr., Individually
Telephone No.:  (716) 842-0711
Telefax No.:  (716) 842-2514


1900 West Loop South, Suite 1800            /s/ STEVEN A. WEBSTER
Houston, Texas  77027                       Steven A. Webster, Individually
Telephone No.:  (713) 623-8984
Telefax No.:  (713) 623-8103


666 Third Avenue, 9th Floor                 /s/ WILLIAM R. ZIEGLER
New York, New York  10017                   William R. Ziegler, Individually
Telephone No.:  (212) 551-9860
Telefax No.:  (212) 682-9112


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                                            MULLEN/OLIVER GROUP:


6601 S.W. 29th Street                       U.S. RIG AND EQUIPMENT, INC.
Oklahoma City, OK 73179
Telephone No.:  (405) 745-4137
Telefax No.:  (405) 745-4557                By:/s/ ROY T. OLIVER, JR.
                                               Name:  Roy T. Oliver, Jr.
                                               Title:  President


8411 Preston Road                           MIKE MULLEN ENERGY EQUIPMENT
Suite 730, LB2                                   RESOURCE, INC.
Dallas, TX 75225
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101                By:/s/ MIKE L. MULLEN
                                               Name:  Mike L. Mullen
                                               Title:  President


8411 Preston Road                           GCT INVESTMENTS, INC.
Suite 730, LB2
Dallas, TX 75225
Telephone No.:  (214) 692-6690              By:/s/ MIKE L. MULLEN
Telefax No.:  (214) 692-6101                   Name:  Mike L. Mullen
                                               Title:  President


8411 Preston Road                           LA PATAGONIA OFFSHORE INC.
Suite 730, LB2
Dallas, TX 75225
Telephone No.:  (214) 692-6690              By:/s/ MIKE L. MULLEN
Telefax No.:  (214) 692-6101                      Name:  Mike L. Mullen
                                               Title:  President



c/o U.S. Rig and Equipment, Inc.            /s/ ROY T. OLIVER, JR.
6601 S.W. 29th Street                       Roy T. Oliver, Jr., Individually
Oklahoma City, OK 73179
Telephone No.:  (405) 745-4137
Telefax No.:  (405) 745-4557




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c/o Mike Mullen Energy Equipment            /s/ MIKE L. MULLEN
  Resource, Inc.                            Mike L. Mullen, Individually
8411 Preston Road
Suite 730, LB2
Dallas, TX 75225
Telephone No.:  (214) 692-6690
Telefax No.:  (214) 692-6101

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                                            DRILLING GROUP:


Cedar House                                 NOREX DRILLING LTD.
41 Cedar Avenue
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058             By:/s/ FRANK CAPSTICK
Telefax No.:  +1 441 283 3231                  Name:  Frank Capstick
                                               Title:  President



Cedar House                                 NOREX INDUSTRIES INC.
41 Cedar Avenue
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058             By:/s/ FRANK CAPSTICK
Telefax No.:  +1 441 283 3231                  Name:  Frank Capstick
                                               Title:  President



c/o Norex Offshore Holdings AS              /s/ KRISTIAN SIEM
Jerpefaret 12, Oslo, Norway                 Kristian Siem, Individually
Telephone No.:
Telefax No.:

Cedar House                                 /s/ FRANK CAPSTICK
41 Cedar Avenue                             Frank Capstick, Individually
Hamilton, HM-12, Bermuda
Telephone No.:  +1 441 283 2058
Telefax No.:  +1 441 283 3231



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                                    SIGNATURE

               After reasonable inquiry and to the best knowledge and belief of the undersigned, each of the undersigned hereby certifies that the information set forth in this statement is true, complete and correct.


                                            SOMERSET GROUP:

Dated:  February 28, 1997                   SOMERSET DRILLING ASSOCIATES, L.L.C.
                                            By:Somerset Capital Partners, its
                                                Managing Member


                                            By:/s/ WILLIAM R. ZIEGLER
                                               William R. Ziegler, Partner


Dated:  February 28, 1997                   SOMERSET CAPITAL PARTNERS


                                            By:/s/ WILLIAM R. ZIEGLER
                                               William R. Ziegler, Partner



Dated:  February 28, 1997                   /s/ THOMAS H. O'NEILL, JR.
                                            Thomas H. O'Neill, Jr., Individually



Dated:  February 28, 1997                   /s/ STEVEN A. WEBSTER
                                            Steven A. Webster, Individually



Dated:  February 28, 1997                   /s/ WILLIAM R. ZIEGLER
                                            William R. Ziegler, Individually



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                                            MULLEN/OLIVER GROUP:

Dated:  February 28, 1997                   U.S. RIG AND EQUIPMENT, INC.


                                            By:/s/ ROY T. OLIVER, JR.
                                               Name:  Roy T. Oliver, Jr.
                                               Title:  President


Dated:  February 28, 1997                   MIKE MULLEN ENERGY EQUIPMENT
                                                 RESOURCE, INC.


                                            By:/s/ MIKE L. MULLEN
                                               Name:  Mike L. Mullen
                                               Title:  President


Dated:  February 28, 1997                   GCT INVESTMENTS, INC.


                                            By:/s/ MIKE L. MULLEN
                                               Name:  Mike L. Mullen
                                               Title: President


Dated:  February 28, 1997                   LA PATAGONIA OFFSHORE, INC.


                                            By:/s/ MIKE L. MULLEN
                                               Name:  Mike L. Mullen
                                               Title:  President



Dated:  February 28, 1997                   /s/ ROY T. OLIVER, JR.
                                            Roy T. Oliver, Jr., Individually



Dated:  February 28, 1997                   /s/ MIKE L. MULLEN
                                            Mike L. Mullen, Individually




                                      -16-




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